Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 1, 2017, with respect to the consolidated financial statements of Capital Southwest Corporation included in the Annual Report on Form 10-K for the year ended March 31, 2018, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Grant Thornton LLP

Dallas, Texas
August 30, 2018